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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 17, 2002
(Date of earliest event reported)

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
(Exact name of registrant as specified in its charter)

Washington	000-13468	91-1069248
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)
1015 Third Avenue, 12th Floor, Seattle, Washington		98104
(Address of principal executive offices)		(Zip Code)

(206) 674-3400
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

        The following information is included in this document as a result of Expeditors' policy regarding public disclosure of corporate information. We intend to combine our next scheduled monthly disclosure with the fourth quarter results disclosure. These answers are scheduled to become available on or about February 18, 2002.

        SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS UNDER SECURITIES LITIGATION REFORM ACT OF 1995; CERTAIN CAUTIONARY STATEMENTS

        Certain portions of this document including the answers to questions 1, 5, 6, 7, 9, 10, 11, 12, 14, 15, 17, 18, and 19 contain forward-looking statements which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual future results and trends may differ materially from historical results or those projected in any forward-looking statements depending on a variety of factors including, but not limited to, changes in customer demand for Expeditors' services caused by a general economic slow-down, inventory build-up, decreased consumer confidence, volatility in equity markets, energy prices, political changes, or the unpredictable acts of competitors.

SELECTED INQUIRIES RECEIVED THROUGH JANUARY 15, 2002

        1.    Please describe year-over-year air and ocean freight trends in December 2001 relative to year-over-year trends for the past several months.

        From a pure volume standpoint, airfreight was substantially weaker on a year over year comparison with year over year tonnage in December 2001 off by 19%. Airfreight in a typical December enjoys what we refer to as "a last minute run-up" caused when retailers elect to airfreight those items that are selling unexpectedly well and for which adequate stocks are not held in inventory. To the extent that this last minute run-up is missing, and it definitely was "not there" in 2001, our December airfreight numbers suffer.

        From a comparative standpoint, airfreight tonnage in the fourth quarter of 2001 was off 14%, the most pronounced difference being December as noted above. Our tonnage for October and November of 2000 was almost the same, however, December 2000 was 10% less—this is more or less typical for the last quarter of a normal year. By contrast, November 2001 tonnage was 5% less than October 2001 and December 2001 was 19% less than October 2001. The conclusion that can be drawn here is that this was not a typical fourth quarter and this trend accelerated through the quarter as the "run-up" went missing.    The good news for the quarter was that air-to-air yields were up 380 basis points. Note actual yields, when published in February, may vary because those figures will include accessorial charges.

        Ocean container count for the quarter was up over 40% for the quarter with the December over December increase being up 58%. We asked twice and believe that this represents new ocean business not airfreight shifted to ocean.

        2.    Given the continued announcements from air carriers regarding fleet reductions, how have your various regional operations been impacted? How would you characterize current capacity levels? Where has airfreight pricing firmed most clearly? Where has it not changed significantly?

        Our regional operations have not really been adversely impacted by fleet reductions. The amount of capacity taken off the market did eliminate much of the empty space that had been moving globally and there was some associated pressure on yields.

        Historically, airfreight yields typically rise in a December. However, December 2001 yields out of Asia were only slightly higher than December 2000 yields—the lowest year over year airfreight yield increase we experienced in 2001 by a long shot. We believe that this decrease in the rate of increase is a reflection of capacity reductions you mentioned. Alternatively, North American air export yields were substantially higher in December 2001 than in December 2000. This is a reflection of a market where tonnage was off significantly. At Expeditors, our export tonnage ex-USA was off over 30% in December 2001 versus December 2000.

        3.    Please provide an update of capacity reductions to date? Have these reductions been predominately in dedicated cargo or passenger aircraft?

        This is not a question we would ask, but we will answer it anyway. This is our way of saying that you are getting very accurate and, in our opinion, totally useless information. Since we just work here, we have no idea what use you, or anybody else for that matter, can make of it.

        As airlines have taken more and more passenger routes off active status and parked the planes, there has been a loss of the belly space freight capacity. As a result the capacity reduction has been more focused on passenger aircraft.

        4.    How, if at all, have new regulations (since September 11th) in the airfreight industry impacted the mode/cost of day-to-day business across your various regional operations?

        As we have noted many times before in this and in other forums, we are not comfortable discussing security issues publicly. We are precluded from doing this and have found ourselves a little concerned with the openness that third parties and others display in discussing security issues in public.

        What we have said is that there have not been any security procedures required to date that we see as onerous and which would have a material impact on our operations, financially, procedurally or otherwise. If people keep talking about this, they are no doubt looking for excuses or devices to divert your attention.

        5.    In light of the current sluggish overall economy, what risks are posed by deteriorating credit-worthiness of some shippers (if possible, please quantify)? What steps, if any, have been taken to address these issues?

        Winston Churchill was fond of quoting the old Roman saying, "If you want peace, prepare for war". Bending this ever so slightly, we have always felt that if you want to avoid credit problems in bad times, you need to have a disciplined set of credit procedures that you follow in good times. We have always taken credit-worthiness seriously.

        A rising tide raises all boats. If you are not careful when times are good, you can find yourself dependent on one or more key customers who lack the financial foundation to weather hard times. We have been fortunate in this respect and there has been no need to take additional steps in reaction to the sluggish economy. We know what to do and we do it. We don't do this for practice and we all understand that the job is not finished until we have collected the money.

        Have there been some losses of customers due to credit concerns—yes there have. Did they hurt—absolutely. Have we always been right? No, but we do have the discipline to walk away when we believe that there is no other alternative.

        6.    Over the past few quarters, cost control has been a major factor in your ability to maintain profitability. What key areas have you identified as potential areas for further improvement without reducing headcount?

        We continue to focus on productivity, process improvement and system enhancements.

        7.    Many transportation providers have indicated that shipper inventory levels have been depleted in recent months. Are you seeing a similar trend amongst your customers? To what extent do you see a potential up-tick in the near-term triggered by a need for shippers to replenish inventories?

        We too have heard that inventory levels have been substantially depleted over past months. Given the nature of the economy and worries over reactions to the September 11th attacks, retailers and wholesalers seem to have been uncharacteristically conservative with respect to inventory levels. As last minute shoppers, we experienced more "stock-outs" than in previous years.

        As for the uptick, we can say that yes, Virginia, there will be an uptick. The broader question is when, by how much and for how long? These all are questions for greater minds. We continue to position ourselves to meet the needs of our customers—and we always look to increase the numbers of customers that we have. There is not much more that you can do in this "looking for Mr. Uptick" kind of a market. As the consumer confidence increases, so will purchases. As purchases increase, retailers and wholesalers will buy more goods. We don't make things—we just move them.

        8.    Please quantify the extent (if any) to which your operations have been effected by the current economic crisis in Argentina (i.e. volume levels, currency exchange, etc.)?

        We have not been directly impacted by the financial crises in Argentina. The people in charge of our operations in Argentina have done a very good job of looking out for our interests. We also wish to say that the size of our Argentina operation is small enough that on a stand alone financial basis, it has had no real measurable impact on our total operations.

        9.    Have you repurchased any stock since your latest announcement? If so, how much stock are you currently authorized to repurchase?

        As of mid-January 2002, we had not repurchased any stock utilizing the authorization that you reference.

        To paraphrase Dear Abby, who apparently erroneously thought she was quoting Mark Twain, "the man who does not read has no advantage over the man who cannot read". If you had read the announcement, you would know how much we are authorized to repurchase. We typically don't like to quote ourselves, but for the benefit of those who will not read:

        SEATTLE—(BUSINESS WIRE)—Nov. 13, 2001—Expeditors International of Washington, Inc. (Nasdaq: EXPD—news), the global logistics company, today announced that its Board of Directors has expanded the Company's discretionary stock repurchase program to allow for the repurchase of such shares as may be necessary to reduce the issued and outstanding stock to 50,000,000 shares of common stock.

        As of November 8, 2001, the Company had 51,593,554 shares of common stock issued and outstanding. The expanded program is effective immediately and supplements the previously approved non-discretionary stock repurchase program.

        Purchases under the program may be made from time to time and in such amounts as market conditions warrant. Purchases may be commenced or suspended at any time without prior notice.

        We are now down at the bottom of this answer wondering if we need to say more. We are tempted to explain that this means that we are authorized to re-purchase any shares outstanding beyond a long term target of 50,000,000 shares, but what would be the point?

        10.  I've attached a report from our chief economist that was published this morning. Let us know if you have any feedback.

        The Devil's Dictionary describes hope as desire and expectation rolled into one and it has been said that economics is the only profession where people are trained to lose arguments with themselves.

        We actually look at this request for freight forwarders to offer feedback on the efforts of the chief economist of a major brokerage house as a sure sign that that apocalypse will shortly be upon us.

        We don't do endorsements for what we write, let alone endorse the writings of someone else. Further, if we did endorse the writing of a stranger, it would never be a strange economist.

        We have been around long enough to know that the economy will get better when the economy gets better. Oddly enough, prognostications by economists, much less freight forwarders, do not alter the process. Many people will make predictions about when the economy will "turn". Those who are correct will no doubt lack grace and remind the rest of us that they were right. Everyone else will say nothing, confident that none will recall what they said.

        No matter what the report of your chief economist might actually say, we are going to keep doing what we know how to do: deliver great customer service, expand market share, provide opportunities for our employees and preserve our culture. Trying to predict what the economy will do, or pretending that a turning has any significance for us, is not only a waste of time, it is counterproductive. To us, it is more important that we maintain consistency through whatever economic cycles we may face.

        11.  At the time the airlines (passenger and freight) were putting surcharges in place for security reasons, did the integrated carriers do the same? If not, did you lose any market share to players such as FedEx and/or UPS?

        Some carriers did not impose a surcharge as such, but did take these market conditions as an opportunity to raise rates. Other carriers did not impose the surcharge at all, in any form.

        While some customers may have chosen to use integrated service for the short period of time that was the only option, once things began to "normalize", the advantages of using non-asset versus asset-based integrators again emerged. We do not believe that we lost any permanent market share to integrators as a result of airline restrictions.

        12.  We have seen a few signs that inventory levels in the high tech sector are finally low enough that incremental demand might spur movements of goods. Are you seeing any signs of growth with your existing high tech business?

        This is a complex question as it is difficult to define an incremental increase, if any, in a market that seems to be contracting when compared to the prior year. We are now in a typically slow part of the year and that makes it even more difficult to take relative measures of strength. Inventory is down, but so are high tech sales. We are seeing signs of increased activity here and there, but we are uncomfortable being used as a leading indicator of anything meaningful.

        13.  You have talked recently that supply of cargo capacity and demand for freight was largely in equilibrium. Is this still the case?

        Yes, from a general global perspective that still appears to be true as of mid-January 2002, however, from a seasonal perspective, there is always more idle capacity at the start of a new year than should have been evident beforehand.

        14.  We have seen your company win business from others for many reasons over the years. What are the three most common factors that cause shippers to go with Expeditors in both the air and ocean sectors?

        We believe the answer to be the same irrespective of mode of transport:

  1.
  Our people and the service that they provide;

  2.
  Our systems and the timely information it conveys; and

  3.
  A strong network with a global reach that is flexible enough to allow the first two items to be consistent and reliable anywhere and everywhere our customers require.

        15.  As you assess pricing in the freighter market, do you see any kind of parity forming between rates offered by the integrated carriers and those offered by other airlines?

        Yes, if we are speaking of some specific markets and just for some very limited lines of business. Generally, however, the answer would have to be no. Logistics business handled directly by integrators tends to have very rigid requirements that do not require a great deal of flexibility. When you only offer it one way, there is not a lot of room to differentiate your service offering. To the extent that this cookie cutter type of business exists, its mere existence creates its own kind of parity.

        16.  Have the airlines you deal with, in terms of belly space, given you re-assurance that the new FAA security mandates [details of which we eliminated without regard to correctness] will not cut into transit times materially and reduce the number of flights that can be scheduled in one day thus potentially cutting into belly capacity availability?

        No, but in the interest of "complete incomplete" disclosure, we did not ask them either.

        17.  Could you comment on what you perceive to be the potential implications for the forwarding industry in general and Expeditors in specific of more formalized cargo alliances and joint ventures across the global airline industry?

        This is a very weighty question that could generate a rather voluminous response. However, since we are not sure we understand what you are talking about, we'll give the short one.

        We think that whatever cargo alliances and joint ventures may legally evolve, they will all be looking for freight. As long as we are able to consistently provide carriers, in whatever form they choose to configure themselves, with some degree of consistent freight flow, they will make room for it on their planes at market rates.

        Our objective is to deliver quality solutions that will provide our customers with visibility and reliability throughout the shipment cycle without regard to mode or means of transport. If we can continue to do this, we think we will be just fine.

        18.  I work in the freight forwarding industry. Throughout my career I have attended several industry functions, at which I interact with the sales and operations personnel of several different forwarding companies, one example being Expeditors. It is starting to dawn on me that the local sales and operations people at Expeditors talk a different lingo than their industry peers. For example, most of the industry boasts about their tonnage, teu's (twenty-foot equivalent units—standard measure for ocean container volume) and gross revenue; yet, the folks at Expeditors talk in terms of—net revenue, operating expense and contribution to profit. Why is this? More importantly, does it really matter to those of us investing in this sector? Do you have any openings in XXX?

        First, this is hardly a job fair. If you are really interested in working with us, may we suggest you contact our branch manager in your local area.

        The key people at Expeditors are compensated on their contribution to profit, which is in essence, pre-bonus operating income. This is the self reinforcing reason that our people focus on net revenue and operating expense to the exclusion of other fancy "metrics de jour." We all understand that more net revenue is always likely to be good and that within reason operating expense is to be avoided whenever possible. Focus on this brings bonus and also results in bottom line profits.

        Each Expeditors branch receives a branch bonus of no less than 20% of the profit contribution to the branch, with up to an additional 5% of the profit contribution going to the regional vice president overseeing a group of branches. We have found that people like bonuses in strong and weak economic environments. In our system everyone understands why the bonus was whatever it was and they know they only have to please the people directly dependent upon them like their fellow employees, their spouse and their kids.

        As for the investment question, it is really a function of investment preferences. One has to decide whether to invest in profits or in the metric de jour whether it be tonnages or TEU's. We all certainly know what our focus is.

        19.  Do you feel any need to comment on 2002 consensus and/or management's outlook for the coming year prior to the February 12, 2002 fourth quarter and full year 2001 earnings release?

        No.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
January 17, 2002	/s/ PETER J. ROSE Peter J. Rose, Chairman and Chief Executive Officer
January 17, 2002	/s/ R. JORDAN GATES R. Jordan Gates, Executive Vice President—Chief Financial Officer and Treasurer

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SELECTED INQUIRIES RECEIVED THROUGH JANUARY 15, 2002
SIGNATURES